WEINBERG & COMPANY PA
                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in the Form 10-SB Registration Statement of Aspac Communications, Inc. our reports for the year ended September
30, 1997 and six months ended March 31, 1998, dated February 23, 1998 (except for Notes 3, 4, and 5(c)(d)(e) and (f), as to which the date is June 10, 1998 and May 13, 1998 (except for Notes 3, 4, 5 and 7, as to which the date is June 10, 1998), respectively, relating to the financial statements of Aspac Communications, Inc. which appear in such Form 10-SB.


                                  WEINBERG & COMPANY, PA
                                  Certified Public Accountants


Boca Raton, Florida
December 16, 1998